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                                                                  Exhibit 23.0


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42059, 333-42061 and 333-42063) pertaining to
Stock Subscription Warrants, 1994 Stock Option Plan, 1995 International Employee Stock Purchase Plan and French Employee Savings Plan of Business Objects, S.A. of our report dated January 23, 1998 with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



San Jose, California
March 26, 1998